Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release AIG 175 Water Street New York, NY 10038 www.aig.com The Carlyle Group 1001 Pennsylvania Ave., NW Washington, DC 20004 www.carlyle.com

Contacts:

AIG

Investors: Liz Werner; +1-212-770-7074; elizabeth.werner@aig.com

Media: Daniel O’Donnell; +1-212-770-3141; daniel.odonnell@aig.com

The Carlyle Group

Investors: Daniel Harris; +1-212-813-4527; daniel.harris@carlyle.com

Media: Christa Zipf; +1-212-813-4578; christa.zipf@carlyle.com

AIG AND THE CARLYLE GROUP ANNOUNCE COMPLETION OF CARLYLE’S 19.9 PERCENT INVESTMENT IN FORTITUDE RE FORTITUDE RE LAUNCHES BRAND

NEW YORK, November 14, 2018 – American International Group, Inc. (NYSE: AIG) and The Carlyle Group (NASDAQ: CG) announced today that Carlyle completed its acquisition of a 19.9% stake in Fortitude Group Holdings, LLC, whose group companies operate as Fortitude Re (formerly DSA Re). The transaction was first announced on August 1, 2018, and closed following receipt of regulatory approvals and satisfaction of other customary closing conditions.

Fortitude Re’s new name represents the company’s focus on and expertise in managing long-dated, complex risks. Fortitude Re has also launched its website, http://www.Fortitude-re.com, which provides more information about the organization and its leadership.

James Bracken, Chief Executive Officer of Fortitude Re, said, “We are hard at work building Fortitude Re for long-term success. The closing of Carlyle’s investment and brand launch are two key milestones on that journey.”

Brian Schreiber, Managing Director and Co-Head of Carlyle Global Financial Services Partners, said, “We look forward to working with our partners at AIG and Fortitude Re to grow the business and extend Carlyle’s asset management platform.”

About AIG

American International Group, Inc. (AIG) is a leading global insurance organization. Founded in 1919, today AIG member companies provide a wide range of property casualty insurance, life insurance, retirement products, and other financial services to customers in more than 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds and insureds are therefore not protected by such funds.

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $212 billion of assets under management across 339 investment vehicles as of September 30, 2018. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Credit and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,625 people in 31 offices across six continents.

AIG Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

The Carlyle Group Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions and other important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

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